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                          USLIFE Corporation
     Form 10-Q for the Quarterly Period Ended September 30, 1996
                            Exhibit Index


Exhibit Number
Per Item 601 of
Regulation S-K
_______________


27   Financial Data Schedule (electronic filing only)